EXHIBIT 21.1

SUBSIDIARIES OF MERCURY INTERACTIVE CORPORATION

Subsidiary Legal Name	JURISDICTION OF INCORPORATION

Mercury Interactive Austria GesmbH	Austria

Mercury Interactive Brasil Ltda.[1]	Brazil

Mercury Interactive Canada, Inc.	Canada

Mercury Interactive A/S	Denmark

Mercury Interactive Oy	Finland

Mercury Interactive France[2]	France

Mercury Interactive (Hong Kong) Ltd.[3]	Hong Kong

Mercury Interactive (HK) Ltd. Beijing	Beijing

Mercury Interactive Sales and Service India Private Limited[4]	India

Mercury Interactive (Israel) Ltd.	Israel

Mercury Interactive (Australia) Pty. Limited[5]	Australia

Mercury Interactive S.r.L (Italy)[6]	Italy

Mercury Interactive Japan KK	Japan

Mercury Interactive Luxembourg SA7	Luxembourg

Mercury Interactive Mexico S. de R.L. de C.V.[8]	Mexico

Mercury Interactive (Europe) B.V.	Netherlands

Mercury Interactive GmbH	Germany

Mercury Interactive (UK) Limited	UK

Mercury Interactive B.V.	Netherlands

Mercury Interactive Poland Sp z oo	Poland

Mercury Interactive (Singapore) Pte. Ltd.	Singapore

Mercury Interactive (Shanghai) Company Ltd.	China

Mercury Interactive India Liaison Office	India

Mercury Interactive SA (Pty) Limited	South Africa

Mercury Interactive (Korea) Co. Ltd.	South Korea

Mercury Interactive, S.L. Unipersonal	Spain

Mercury Interactive Nordic AB	Sweden

Mercury Interactive (Switzerland) GmbH	Switzerland

Mercury Interactive Freshwater, Inc.	Delaware

Mercury Interactive Government Solutions, Inc.	Delaware

Mercury Interactive Partners LLC	Delaware

Mercury Interactive Ventures LP9	Delaware

Double B Acquisition Corp.	Delaware

ClickCadence, LLC	Pennsylvania

Kanga Acquisition LLC	Delaware

Kintana SARL	France

Kintana GmbH	Germany

Kintana Limited	UK

SUBSIDIARY LEGAL NAME	JURISDICTION OF INCORPORATION

Performant, Inc.	Delaware

Systinet Corporation	Delaware

Systinet S.R.O.	Czechoslovakia

Systinet SAS	France

Systinet Nederland B.V.	Netherlands

Tefensoft Inc.	Delaware

Tefensoft Ltd.	Israel

(1)	99% interest owned by Mercury Interactive Corporation and 1% interest owned by Mercury Interactive Canada, Inc.
(2)	81% interest owned by Mercury Interactive Corporation and 19% interest owned by Mercury Interactive (Europe) B.V.
(3)	99% interest owned by Mercury Interactive Corporation and 1% interest owned by Mercury Interactive B.V.
(4)	99% interest owned by Mercury Interactive Corporation and 1% interest owned by Mercury Interactive (Singapore) Pte. Ltd.
(5)	50% interest owned by Mercury Interactive Corporation and 50% interest owned by Mercury Interactive (Israel) Limited
(6)	95% interest owned by Mercury Interactive Corporation and 5% interest owned by Mercury Interactive B.V.
(7)	75% interest owned by Mercury Interactive Corporation and 25% interest owned by Mercury Interactive B.V.
(8)	99% interest owned by Mercury Interactive Corporation and 1% interest owned by Mercury Interactive Freshwater, Inc.
(9)	99% interested owned by limited partner Mercury Interactive Corporation and 1% interest owned by general partner Mercury Interactive Partners LLC